EXHIBIT 23.2

Consent of Independent Reserve Engineers

Mr. James Rozon
Chief Financial Officer
Gran Tierra Energy Inc. ("Gran Tierra")
300, 625 - 11th Avenue S.W.
Calgary, Alberta T2R 0E1
Canada

Re:	Gran Tierra Registration Statement:
Form S-8 (Reg. Nos. 333-146815, 333-156994, 333-171122 and 333-183029)
Form S-3 (Reg. Nos. 333-140171, 333-153376 and 333-156993)
Filed with the United States Securities Exchange Commission

Dear Mr. Rozon:

As the independent reserve engineers for Gran Tierra, GLJ Petroleum Consultants Ltd. ("GLJ"), hereby confirms that it has granted and not withdrawn its consent to the filing of GLJ’s reserve report and to the reference to GLJ's evaluation of Gran Tierra's reserves as of December 31, 2013 in the form and context disclosed by Gran Tierra in its Form 10-K submission to be filed with the United States Securities and Exchange Commission on approximately February 25, 2014 for the period ending December 31, 2013, and to the incorporation by reference thereof in the registration statements listed above.

Please do not hesitate to contact us if you have any questions.

GLJ PETROLEUM CONSULTANTS LTD.

/s/ Leonard L. Herchen
Leonard L. Herchen, P. Eng.
Vice-President

Dated: February 25, 2014
Calgary, Alberta
CANADA